Estate Assets                                             Exhibit D
                                            Rule 24 Reporting Requirement No. 4

-----------------------------------------------------------------------------------------------------------------------------
       Asset            Legal Selling       Closing    Gross Sales           Comments                Asset Description
                       Entity/Entities        Date       Amount
-----------------------------------------------------------------------------------------------------------------------------
Aeolos, Megalli     Enron Wind             4/27/2004     8,508,956 Gross proceeds were EUR      Enron Wind Greece Equity &
Vrissi & Greece     Development Holdings                           7,105,791 (US$8,508,956);    Asset sale - Enron Wind
Projects            BV, Enron Wind                                 net proceeds after debt      Development Holdings B.V.
                    International Holding                          payoff were EUR 5,305,000    sold 100% of the equity of
                    LLC, Enron                                     (US$6,352,566).              its direct subsidiary Crete
                    Wind Corp. Holdings                                                         Hellas Holdings B.V. which
                    BV, Enron Wind                                                              indirectly owned two wind
                    Hellas Service SA,                                                          projects totaling 14.85 MW
                    Enron Wind                                                                  on the island of Crete.
                    Development LLC,                                                            Additionally, eight other
                    Enron Wind                                                                  Enron Wind companies sold
                    LLC, Enron                                                                  certain notes payable and
                    Wind Systems LLC                                                            notes receivable.

Entrada (Crescendo) Joint Energy           5/28/2004     6,170,000 JEDI II and Trutta received  Crescendo Energy, LLC is a
                    Development                                    their proportionate share    Delaware limited liability
                    Investments II                                 of the $6,170,000 sales      company in which
                    Limited Partnership,                           proceeds for their           approximately 88% of the
                    ECTMI Trutta                                   respective membership        membership interests are
                    Holdings LP                                    interests in Entrada, less   held by Entrada Energy
                                                                   post closing adjustments     Ventures, L.L.C.
                                                                   and allowing for amounts     ("Entrada").  The
                                                                   withheld for post-closing    membership interests in
                                                                   expenses.                    Entrada were formerly held
                                                                                                50/50 by Joint Energy
                                                                                                Development Investments II
                                                                                                Limited Partnership ("JEDI II")
                                                                                                and ECTMI Trutta Holdings, LP
                                                                                                ("Trutta"). Through a marketing
                                                                                                process, JEDI II and Trutta,
                                                                                                sold all of their membership
                                                                                                interests in Entrada to
                                                                                                Crescendo Resources, LLC (a
                                                                                                subsidiary of Lime Rock Partners
                                                                                                II, LP). In connection with the
                                                                                                sale, Entrada repaid loans in
                                                                                                the amount of $5,361,787.93 to
                                                                                                JEDI II, Crescendo Resources,
                                                                                                LLC assumed certain debts to a
                                                                                                third party financial
                                                                                                institution, certain related
                                                                                                parties entered into a
                                                                                                settlement agreement relating to
                                                                                                a prior distribution by Entrada
                                                                                                to its members, Enron North
                                                                                                America Corp. was paid by
                                                                                                Entrada for an amount which
                                                                                                remained outstanding in
                                                                                                connection with a terminated
                                                                                                swap under a Master I.S.D.A.
                                                                                                Agreement, and JEDI II and
                                                                                                Trutta received their
                                                                                                 proportionate share of the
                                                                                                $6,170,000 sales proceeds for
                                                                                                their respective membership
                                                                                                interests in Entrada, less post
                                                                                                closing adjustments and allowing
                                                                                                for amounts withheld for
                                                                                                post-closing expenses.

FTV/Time Warner     Enron Broadband        6/24/2004     1,548,156 Transaction liquidates       EBS obtained entry of an
Telecom             Services, Inc.                                 membership in FTV            Order of the Bankruptcy
                                                                   Communications LLC and       Court on June 10, 2004
                                                                   settles with Time Warner     approving: (a) the
                                                                   Telecom.                     Settlement and Membership
                                                                                                Interest Liquidation Agreement
                                                                                                by and among: EBS, FTV
                                                                                                Communications LLC ("FTV"),
                                                                                                Touch America, Inc., 360
                                                                                                Networks (USA) Inc., and WilTel
                                                                                                Communications, LLC; (b) the
                                                                                                settlement agreement by and
                                                                                                among: EBS, Time Warner Telecom
                                                                                                Inc., Time Warner Telecom of
                                                                                                California, L.P., FTV, Enron
                                                                                                Broadband Services, LP, Touch
                                                                                                America and Wiltel; and (c) the
                                                                                                Indefeasible Right of Use
                                                                                                between FTV and EBS.
                                                                                                Essentially, EBS obtained the
                                                                                                liquidated value of its
                                                                                                membership interest in FTV
                                                                                                totaling $1,548,156.

MEGS (Pluto)        MEGS, L.L.C.           5/10/2004     4,282,160 Net proceeds = $3,438,824.   MEGS is a wholly-owned
                                                                                                subsidiary of Enron Field
                                                                                                Services, a wholly-owned
                                                                                                subsidiary of Enron North
                                                                                                America Corp. Effective January
                                                                                                1, 2004, MEGS sold a 29-mile
                                                                                                deepwater Gulf of Mexico gas
                                                                                                gathering pipeline, the
                                                                                                right-of-way for such pipeline
                                                                                                and associated contracts for
                                                                                                transportation of gas from Pluto
                                                                                                Field (owned 51% by Mariner and
                                                                                                49% by W&T) to Marathon's
                                                                                                platform located in South Pass
                                                                                                Block 89.

Preston Gulf Coast  ECT Merchant           5/4/2004      1,200,000                              Preston Gulf Coast L.P.
/ St. Mary's        Investments Corp.                                                           (the "Partnership") -
Production                                                                                      Wholly owned Enron subsidiary
                                                                                                ECT Merchant Investments Corp.
                                                                                                ("ECTMI") held a 25% limited
                                                                                                partner interest in this
                                                                                                Partnership, with Preston
                                                                                                Exploration Company, L.P.
                                                                                                ("PEC") holding a 73% limited
                                                                                                partner interest, and Preston
                                                                                                Gulf South LLC holding a 2%
                                                                                                interest as the General Partner.
                                                                                                The Partnership was formed in
                                                                                                June 2001 to generate and invest
                                                                                                in oil & gas exploration
                                                                                                prospects in Louisiana and
                                                                                                Texas. St. Mary's Production,
                                                                                                LLC ("St. Mary's") - ECTMI held
                                                                                                a 5% member interest in St.
                                                                                                Mary's, with William J. Preston
                                                                                                and Arthur F. Preston (the
                                                                                                "Preston Brothers") each owning
                                                                                                47.5% as the other members. St.
                                                                                                Mary's was formed in December
                                                                                                2000 to acquire the Preston
                                                                                                Brothers' interest in the NW
                                                                                                Myette Point Field, St Mary's
                                                                                                Parish, Louisiana.

Texland             Joint Energy           5/14/2004    13,000,000 $12.5MM paid by buyer, plus  Enron affiliates Joint
                    Development                                    the Estate retained the      Energy Development
                    Investments II                                 April 2004 distribution of   Investments II Limited
                    Limited Partnership                            $500K.  Funds distributed    Partnership (JEDI II) and
                    ECTMI Trutta                                   as follows:  $10,298,349.05  ECTMI Trutta Holdings LP
                    Holdings LP                                    to JEDI II, and $2,701,651   (Trutta) transferred their
                                                                   to ECTMI Trutta (intended    limited partnership
                                                                   for distribution to          interests in Texland
                                                                   Whitewing but not            Limited Partnership I (the
                                                                   distributed as of            "Partnership") to
                                                                   5/31/04).  Previously,       Texland-Permian, LLC, the
                                                                   $2,682,393 has been          general partner of the
                                                                   distributed to JEDI II for   Partnership.  The
                                                                   operational income.          Partnership's underlying
                                                                                                oil and gas assets consisted
                                                                                                primarily of three waterflood
                                                                                                projects in West Texas and
                                                                                                Eastern New Mexico.



Estate Assets                                             Exhibit D
                                            Rule 24 Reporting Requirement No. 4
-----------------------------------------------------------------------------------------------------------------------------
       Asset            Legal Selling       Closing    Gross Sales           Comments                Asset Description
                       Entity/Entities        Date       Amount
-----------------------------------------------------------------------------------------------------------------------------

TW Asset Sale and   Enron Compression      5/28/2004     7,500,000 Proceeds were adjusted for   Enron Compression Services
Compression         Services Company                               4 months of price reduction  Company ("ECS") is a
Services Contract                                                  ($190,000/month) that        wholly-owned subsidiary of
Restructure                                                        reflects the difference in   Enron North America Corp
                                                                   the monthly cash flow of     ("ENA").  ECS provided
                                                                   the Amended Agreements and   infrastructure, equipment
                                                                   the Existing Agreements      and services that supported
                                                                   that will apply to delays    the use of electric motor
                                                                   in the closing from          drive systems associated
                                                                   February through May 2004.   with natural gas compression
                                                                                                in place of traditional
                                                                                                gas-fired engines or turbines.
                                                                                                ECS established ECS Compression
                                                                                                Company L.L.C. ("ECC LLC") to
                                                                                                facilitate the sale of project
                                                                                                equity in these and future
                                                                                                transactions. ECS has been the
                                                                                                Managing Member of ECC LLC,
                                                                                                which holds the three
                                                                                                Compression Service projects on
                                                                                                Transwestern ("TW")'s San Juan
                                                                                                pipeline.

Wind Land           Enron Wind Systems,    4/21/2004     4,000,000 Proceeds received were       Real property and certain
                    LLC                                            $3,987,067.89.               easement and lease rights
                                                                                                to real property located in Kern
                                                                                                County, California used in
                                                                                                connection with Enron Wind's
                                                                                                Victory Garden Phase IV and 251
                                                                                                wind power projects sold to
                                                                                                Florida Power & Light. Real
                                                                                                property and certain easement
                                                                                                and right of way rights to real
                                                                                                property located in Kern County,
                                                                                                California used in connection
                                                                                                with Enron Wind's Sky River wind
                                                                                                power project, also sold to
                                                                                                Florida Power & Light.

Wind Trust -        Victory Garden         4/28/2004     3,969,926                              Victory Garden
Victory Garden      Repower Partners I                                                          Repower/Victory Garden
Repower             LLC                                                                         Power Partners I LLC is a
                                                                                                6.75MW wind power project which
                                                                                                is owned by the Wind Development
                                                                                                Trust. As of March 31, 2004,
                                                                                                substantially all of the
                                                                                                interests and rights to all
                                                                                                assets and properties were sold
                                                                                                to Caithness VG Wind LLC.

Wind Trust - ZWHC   ZWHC LLC               3/31/2004     5,320,000                              ZWHC is a 18.4 MW wind power
                                                                                                project which is owned by Wind
                                                                                                Systems Trust. As of March 31,
                                                                                                2004 substantially all of the
                                                                                                interest and rights to all
                                                                                                assets and properties were sold
                                                                                                to Caithness VG Wind LLC.

Dabhol OPP Shares   Travamark Two B.V.     4/27/2004     20,000,000                             Offshore Power Production C.V.
                    and Atlantic                                                                ("OPP") is a wholly-owned
                    India Holdings                                                              Offshore Power Production C.V.
                    Ltd.                                                                        ("OPP") is a wholly-owned
                                                                                                subsidiary of Travamark Two B.V.
                                                                                                (0.3% general partner) and
                                                                                                Atlantic India Holdings Ltd.
                                                                                                (99.7% limited partner), which
                                                                                                are wholly-owned indirect
                                                                                                subsidiaries of Enron Corp. OPP
                                                                                                indirectly owns through Dabhol
                                                                                                Power Company an interest in a
                                                                                                2,184 MW generating facility
                                                                                                located near Dabhol in the State
                                                                                                of Maharashtra, India.

Buenos Aires Office   Enron               3/31/3004   1,212,500                                 Sale of only asset of Enron
Space                 Commercializadora                                                         Commercializadora de Energia
                      de Energia                                                                Argentina S.A., a non-debtor,
                      Argentina S.A.                                                            indirectly wholly-owned Argentinian
                                                                                                subsidiary of Enron Corp.
-----------------------------------------------------------------------------------------------------------------------------


CrossCountry Energy Assets                                Exhibit D
                                            Rule 24 Reporting Requirement No. 4

----------------------------------------------------------------------------------------------------------------------------------
  Asset             Legal Selling Entity/Entities      Closing Date      Gross Sales              Comments/Asset
                                                                            Amount                  Description
----------------------------------------------------------------------------------------------------------------------------------
            CrossCountry has no asset sales to report under Item 4 for the period of March 9, 2004 to June 30, 2004.
----------------------------------------------------------------------------------------------------------------------------------


PGE Assets                                               Exhibit D
                                            Rule 24 Reporting Requirement No. 4

----------------------------------------------------------------------------------------------------------------------------------
  Asset                  Legal Selling Entity/Entities    Closing Date    Gross Sales Amount    Comments/Asset Description
----------------------------------------------------------------------------------------------------------------------------------

District Cooling System  Portland Energy Solutions         4/2/2004           2,160,000         PES owned and operated a
                         Company, LLC                                                           district cooling system.
                                                                                                Substantially all assets were
                                                                                                sold or transferred including
                                                                                                warranties, drawings and
                                                                                                engineering studies, contracts,
                                                                                                the equipment, permits, the
                                                                                                deposit with the City of
                                                                                                Portland in the amount of
                                                                                                $10,000, paid in lieu of
                                                                                                construction bond and
                                                                                                maintenance bond requirements of
                                                                                                the City and records.
----------------------------------------------------------------------------------------------------------------------------------

Prisma Assets                                            Exhibit D
                                            Rule 24 Reporting Requirement No. 4

------------------------------------------------------------------------------------------------------------------------------
  Asset               Legal Selling       Closing     Gross Sales               Comments/Asset Description
                      Entity/Entities       Date        Amount
------------------------------------------------------------------------------------------------------------------------------
            Prisma has no asset sales to report under Item 4 for the period of March 9, 2004 to June 30, 2004.
------------------------------------------------------------------------------------------------------------------------------